Exhibit 99.1

SHAREHOLDERS OF CU BANCORP AND 1ST ENTERPRISE BANK APPROVE MERGER OF 1ST ENTERPRISE BANK INTO CALIFORNIA UNITED BANK

Encino CA. - November 17, 2014 – CU Bancorp (NASDAQ-CUNB) today announced that at its Annual Meeting of Shareholders held on November 14, 2014 its shareholders approved the Agreement and Plan of Merger dated June 2, 2014, as amended and the merger of 1st Enterprise Bank (OTCQB-FENB) with and into CU Bancorp’s wholly owned subsidiary California United Bank, with California United Bank as the surviving bank (“Merger”). Also on November 14, 2014, at the 1st Enterprise Bank Annual Meeting of Shareholders the shareholders of 1st Enterprise Bank overwhelmingly approved the Merger.

CU Bancorp shareholders representing 73.6% of the outstanding shares voted in favor of the Merger. Of those voting on the Merger, 99.7% of the shares voted in favor of the Merger. 1st Enterprise Bank shareholders representing 83.3% of the outstanding shares voted in favor of the Merger. Of those voting on the merger 99.9% voted in favor of the Merger. The U.S. Treasury which is the sole holder of the 1st Enterprise Non-Cumulative Perpetual Preferred Stock, Series D also voted in favor of the Merger.

At closing, shareholders of 1st Enterprise will receive a fixed exchange ratio of 1.3450 shares of CU Bancorp common stock for each share of 1st Enterprise common stock. Based on the CU Bancorp stock price as of November 13, 2014 of $19.53, total consideration for each 1st Enterprise share would be equivalent to $26.27.

All necessary regulatory approvals for the Merger have been received and the transaction is expected to close on or about November 30, 2014.

Shareholders of CU Bancorp also voted in favor of re-election of the existing Board of Directors and in favor of an amendment and restatement of the CU Bancorp Equity and Incentive Plan to: 1) permit the grant of performance based awards that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code, 2) prohibit the re-pricing of previously granted options, 3) eliminate a provision of the plan that provides for an automatic annual increase in the shares of common stock available for awards under the plan and 4) extend the term of the plan to July 31, 2024.

About CU Bancorp and California United Bank

CU Bancorp is the parent of California United Bank. Founded in 2005, California United Bank provides a full range of financial services, including credit and deposit products, cash management, and internet banking to businesses, non-profits, entrepreneurs, professionals and investors throughout Southern California from offices in the San Fernando Valley, the

Santa Clarita Valley, the Conejo Valley, Simi Valley, Los Angeles, South Bay, and Orange County. California United Bank is an SBA Preferred Lender. To view CU Bancorp’s most recent financial information, please visit the Investor Relations section of the Company’s Web site. Information on products and services may be obtained by calling (818) 257-7700 or visiting the Company’s Web site at www.cunb.com.

ABOUT 1ST ENTERPRISE BANK

Founded in 2006, 1st Enterprise Bank is a full service independent commercial banking institution, whose highly experienced bankers personally serve Southern California entrepreneurial businesses, professional firms and nonprofit organizations, along with their owners and key managers. Headquartered in the Los Angeles financial district, with full service regional banking offices in Irvine and Ontario and an LPO in Woodland Hills, 1st Enterprise Bank offers a full range of credit and depository services, with special emphasis on superior customer service, sophisticated cash management services and direct access to bank decision makers. Customers work directly with a dedicated Relationship Manager, a seasoned professional who understands their unique challenges serving as a sounding board and an active participant in their client’s success. For more information on 1st Enterprise Bank, please visit www.1stenterprisebank.com.

Additional Information About the Proposed Transaction with 1st Enterprise Bank and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. Investors and security holders are urged to carefully review and consider each of CU Bancorp’s public filings with the SEC, including but not limited to the S-4, its annual reports on Form 10-K, proxy statements, current reports on Form 8-K and quarterly reports on Form 10-Q. The documents filed by CU Bancorp with the SEC may be obtained free of charge at CU Bancorp’s website at www.cubancorp.com or at the SEC website at www.sec.gov. These documents may also be obtained free of charge from CU Bancorp by directing a request to: CU Bancorp c/o California United Bank, 15821 Ventura Boulevard, Suite 100, Encino, CA 91436. Attention: Investor Relations. Telephone 818-257-7700. The information on CU Bancorp’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings CU Bancorp makes with the SEC.

In connection with the proposed merger of California United Bank with 1st Enterprise Bank, CU Bancorp filed the Form S-4 with the SEC to register the shares of CU Bancorp common stock to be issued to shareholders of 1st Enterprise Bank. The S-4 includes a joint proxy statement of CU Bancorp and 1st Enterprise Bank and a prospectus of CU Bancorp. Before making any investment decision, investors and security holders of CU Bancorp and 1st Enterprise Bank are urged to carefully read the entire S-4 and joint proxy statement/prospectus, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. Investors and security holders are able to obtain the S-4 and the joint proxy statement/prospectus free of charge from the SEC’s website or from CU Bancorp by writing to the address provided in the paragraph above.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about CU Bancorp, 1st Enterprise Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of CU Bancorp, 1st Enterprise Bank, and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by CU Bancorp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

CONTACT:

CU Bancorp

David Rainer, CEO

(818) 257-7700

Karen Schoenbaum, CFO

(818) 257-7700

1st Enterprise Bank

David Holman, Chairman of the Board

(949) 399-5075